Exhibit 10.7

ASSUMPTION AND JOINDER AGREEMENT
TO
TAX SHARING AGREEMENT

This ASSUMPTION AND JOINDER AGREEMENT TO TAX SHARING AGREEMENT is made and entered into as of April 15, 2019 (the “Assumption and Joinder Agreement”), by and among Expedia Group, Inc., a Delaware corporation (“Parent”), Liberty Expedia Holdings, Inc., a Delaware corporation (the “Company”), and Qurate Retail, Inc., a Delaware corporation (f/k/a Liberty Interactive Corporation) (“Qurate Retail”).  Capitalized terms used but not defined herein will have the meaning ascribed thereto in the Merger Agreement (as defined below).

W I T N E S S E T H

WHEREAS, Qurate Retail and the Company are parties to the Tax Sharing Agreement, dated as of November 4, 2016 (the “Tax Sharing Agreement”);

WHEREAS, simultaneously with the execution of this Assumption and Joinder Agreement, Parent, LEMS II Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), LEMS I LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger LLC”), and the Company are entering into the Agreement and Plan of Merger, dated as of April 15, 2019 (as amended pursuant to its terms, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving the Merger, and (ii) immediately following the Merger, the Company as the surviving corporation in the Merger and a wholly owned subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger,” and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger (the “Surviving Company”);

WHEREAS, as a result of the Combination, the Surviving Company and Parent will become successors to the Company within the meaning of Section 8.2 of the Tax Sharing Agreement, and effective only upon (and subject to the occurrence of) the Closing, any reference to the Company thereunder will become a reference to both the Surviving Company and Parent for all purposes of the Tax Sharing Agreement; and

WHEREAS, in connection with the Merger Agreement and the transactions contemplated thereby, Parent is entering into this Assumption and Joinder Agreement, pursuant to which Parent agrees, effective only upon (and subject to the occurrence of) the Closing, to be bound by and perform all of the covenants and agreements made by the Company (and the Surviving Company) under the Tax Sharing Agreement and to be jointly and severally liable with the Company (and the Surviving Company) for all of the obligations and liabilities of the Company (and the Surviving Company) under the Tax Sharing Agreement (the “Joint Obligations”), and Qurate Retail agrees, effective only upon (and subject to the occurrence of) the Closing, that Parent shall be entitled to exercise and enforce all of the rights of the Company (and the Surviving Company) under the Tax Sharing Agreement (the “Joint Rights”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties to this Assumption and Joinder Agreement hereby agree, effective only as of (and subject to the occurrence of) the Closing, as follows:

Section 1.    Assumption and Joinder.

(a)  Parent hereby agrees, effective only as of (and subject to the occurrence of) the Closing, (i) to be bound by, perform and observe, the Joint Obligations and (ii) to be jointly and severally liable with the Company (and the Surviving Company) for all of the Joint Obligations.

(b)  Qurate Retail hereby agrees, effective only as of (and subject to the occurrence of) the Closing, that Parent, together with the Company (and the Surviving Company), shall be entitled to exercise and enforce all of the Joint Rights.

(c)  Effective only as of (and subject to the occurrence of) the Closing, if Parent or any of its successors or assigns shall (i) consolidate with, or merge with or into, any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties or assets to any Person (including, for the avoidance of doubt, by cancelling or otherwise eliminating all or substantially all of its properties or assets), then, in each case, Parent or its successors or assigns shall take such action as may be necessary so that such Person (and its successors and assigns) shall assume all of the applicable obligations and be entitled to all of the applicable rights set forth in the Tax Sharing Agreement and this Assumption and Joinder Agreement.

(d)  Effective only as of (and subject to the occurrence of) the Closing, if Qurate Retail or any of its successors or assigns shall (i) consolidate with, or merge with or into, any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties or assets to any Person (including, for the avoidance of doubt, by cancelling or otherwise eliminating all or substantially all of its properties or assets), then, in each case, Qurate Retail or its successors or assigns shall take such action as may be necessary so that such Person (and its successors and assigns) shall assume all of the applicable obligations and be entitled to all of the applicable rights set forth in the Tax Sharing Agreement and this Assumption and Joinder Agreement.

Section 2.          Acceptance by Qurate Retail.  Qurate Retail hereby accepts this Assumption and Joinder Agreement, and acknowledges and agrees that, effective only as of (and subject to the occurrence of) the Closing, Parent shall be deemed a party to the Tax Sharing Agreement on the terms set forth herein and therein.

Section 3.          Effect on Tax Sharing Agreement.  Nothing in this Assumption and Joinder Agreement is intended to constitute, or shall constitute, an amendment, alteration or modification of the Tax Sharing Agreement in any respect, and Qurate Retail and the Company (and following the Upstream Effective Time, the Surviving Company) shall continue to be bound by each and every covenant, agreement, term, condition, obligation, duty and liability of Qurate Retail and the Company, respectively, contained therein.  The parties acknowledge and agree that, effective only upon (and subject to the occurrence of) the Closing, both the Surviving Company and Parent will become successors to the Company within the meaning of Section 8.2 of the Tax Sharing Agreement and any reference to the Company thereunder will become a reference to both the Surviving Company and Parent for all purposes of the Tax Sharing Agreement.

Section 4.          Notices.  All notices and other communications to Parent or, following the Closing, the Company under the Tax Sharing Agreement shall be in writing and shall be delivered in person, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered in person, or when so received by facsimile or courier, or, if mailed, three (3) calendar days after the date of mailing, as follows:

Expedia Group, Inc.
333 108th Ave NE
Bellevue, WA 98004
Attn:	Chief Legal Officer
Email:	Separately provided
Facsimile:	Separately provided

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn:	Andrew J. Nussbaum
Edward J. Lee
Email:	AJNussbaum@wlrk.com
EJLee@wlrk.com
Facsimile:	(212) 403-2000

Section 5.          Binding Effect; Assignment.  This Assumption and Joinder Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Assumption and Joinder Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.  Any assignment in violation of the preceding sentence shall be void.

Section 6.          Governing Law; Jurisdiction.  This Assumption and Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Assumption and Joinder Agreement will be brought exclusively in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”), or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the federal courts located in the State of Delaware.  Each of the parties hereby consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4 of this Assumption and Joinder Agreement or Section 8.6 of the Tax Sharing Agreement shall be deemed effective service of process on such party.  EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSUMPTION AND JOINDER AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

Section 7.          Termination/Amendment If the Merger Agreement is terminated in accordance with its terms without the Closing having occurred, effective upon such termination, this Assumption and Joinder Agreement shall automatically terminate and immediately cease to be of any further force and effect, and no party hereto will thereafter have any rights or obligations hereunder.  This Assumption and Joinder Agreement may also be amended, modified or terminated by mutual consent of the parties hereto in a written instrument.

Section 8.          Counterparts.  This Assumption and Joinder Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. This Assumption and Joinder Agreement may be delivered by facsimile transmission of a signed copy thereof.

Section 9.          Severability.  Any provision of this Assumption and Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Upon a determination that any provision of this Assumption and Joinder Agreement is prohibited or unenforceable in any jurisdiction, the parties shall negotiate in good faith to modify this Assignment and Joinder Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 10.          Amendments; Waivers.  Any provision of this Assumption and Joinder Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.  Any consent provided under this Assumption and Joinder Agreement must be in writing, signed by the party against whom enforcement of such consent is sought.

Section 11.          Headings.  The headings contained in this Assumption and Joinder Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Assumption and Joinder Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assumption and Joinder Agreement as of the day and year first above written.

EXPEDIA GROUP, INC.

By:	/s/ Mark D. Okerstrom
Name: Mark D. Okerstrom
Title: President and Chief Executive Officer

LIBERTY EXPEDIA HOLDINGS, INC.

By:	/s/ Christopher W. Shean
Name: Christopher W. Shean
Title: President and Chief Executive Officer

QURATE RETAIL, INC.

By:	/s/ Albert E. Rosenthaler
Name: Albert E. Rosenthaler
Title: Chief Corporate Development Officer

[Signature Page to Tax Sharing Agreement Assumption and Joinder Agreement]